EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2015 RESULTS

VERO BEACH, Fla. (March 21, 2016) – Bimini Capital Management, Inc. (OTCBB:BMNM), (“Bimini Capital”, or the “Company”) today announced results of operations for the three month period ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Bimini’s REIT status terminated effective January 1, 2015
•	Net income of $64.8 million, or $5.20 per common share, including income tax benefit of $63.4 million
•	Book value per share of $5.54
•	Company to discuss results on Tuesday, March 22, 2016, at 10:00 AM ET

Tax Status

Certain trends and events experienced during 2015 have caused Bimini Capital to no longer meet the Internal Revenue Code’s (the “Code”) rules and regulations to be taxed as a REIT, effective January 1, 2015.  In particular, additional offerings of common stock by Orchid Island Capital, Inc. (“Orchid”) in 2015 increased revenue attributable to management fees received from Orchid. In addition, payments that have been and will  be made by Bimini Capital pursuant to a litigation settlement agreement entered into in 2015 have reduced and may continue to reduce the value of Bimini Capital’s assets and the amount of revenues generated by our mortgage-backed securities portfolio.  Consequently, the value of our two Taxable REIT Subsidiaries has increased in relation to the value of Bimini Capital’s assets to a level that exceeds the limits permitted for a REIT under the Code.

The failure to qualify as a REIT subjects Bimini Capital’s taxable income to federal and state corporate income taxes at regular corporate rates.  However, Bimini Capital and its subsidiaries have net operating loss (“NOL”) carryforwards that we believe will be available to offset taxable income, if any, in 2015 and reduce taxable income in future periods.  Management is implementing certain internal restructuring transactions that would maximize its ability to utilize the existing federal NOL carryforwards.

In addition, the termination of our REIT status eliminates the income, asset, distribution, and stock ownership requirements applicable to REITs under the Code, which will provide us with more flexibility in executing our business strategy. Specifically, because we are no longer required to derive a significant portion of our income from mortgage or other real estate related investments, we will have greater flexibility to invest in other types of assets within our existing universe of agency MBS securities as part of our principal investing activity, subject to maintaining compliance with our exclusion from regulation as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, because we will no longer be subject to the REIT distribution requirement, we will have greater flexibility to retain our earnings to fund future growth.

Details of Fourth Quarter 2015 Results of Operations

The Company reported net income of $64.8 million, for the three month period ended December 31, 2015.   These results included an income tax benefit of $63.4 million due primarily to the reversal of a valuation allowance on deferred tax assets.  The results for the quarter also included net interest income of $0.7 million, net portfolio losses of $0.5 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), gains on retained interests of $0.2 million, advisory services revenue of $2.0 million, unrealized gains and dividends on Orchid common stock of $1.2 million and operating expenses of $2.3 million.

Management of Orchid Island Capital, Inc.

Upon completion of its initial public offering, Orchid became externally managed and advised by Bimini and its MBS investment team pursuant to the terms of a management agreement.  As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.  Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the income statement for the current period.  For the three months ended December 31, 2015, Bimini’s statement of operations included a fair value adjustment of $0.8 million and dividends of $0.4 from its investment in Orchid common stock.  Also during the three months ended December 31, 2015, Bimini recorded $2.0 million in advisory services revenue for managing Orchid’s portfolio consisting of $1.0 million of management fees, $0.3 million in overhead reimbursement, and $0.7 million in accrued compensation paid by Orchid to officers and employees of Bimini.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2015	$117,882,140	$2,646,326	$2,585,098	$5,231,424	$123,113,564
Securities Sold	(33,228,384)	-	-	-	(33,228,384)
Losses on Sales	(76,742)	-	-	-	(76,742)
Return of Investment	n/a	(282,335)	(181,713)	(464,048)	(464,048)
Pay-downs	(4,322,701)	n/a	n/a	n/a	(4,322,701)
Premium Lost Due to Pay-downs	(373,232)	n/a	n/a	n/a	(373,232)
Mark to Market Gains (Losses)	(592,619)	189,511	(256,950)	(67,439)	(660,058)
Market Value - December 31, 2015	$79,288,462	$2,553,502	$2,146,435	$4,699,937	$83,988,399

The tables below present the allocation of capital between the respective portfolios at December 31, 2015 and September 30, 2015, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2015.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

-MORE-

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 3.8% and (1.7)%, respectively, for the fourth quarter of 2015.  The combined portfolio generated a return on invested capital of approximately 1.7%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2015
Market Value	$79,288,462	$2,553,502	$2,146,435	$4,699,937	$83,988,399
Cash equivalents and restricted cash(1)	6,585,083	-	-	-	6,585,083
Repurchase Agreement Obligations	(77,234,249)	-	-	-	(77,234,249)
Total(2)	$8,639,296	$2,553,502	$2,146,435	$4,699,937	$13,339,233
% of Total	64.8%	19.1%	16.1%	35.2%	100.0%
September 30, 2015
Market Value	$117,882,140	$2,646,326	$2,585,098	$5,231,424	$123,113,564
Cash equivalents and restricted cash(1)	4,221,440	-	-	-	4,221,440
Repurchase Agreement Obligations	(113,677,303)	-	-	-	(113,677,303)
Total(2)	$8,426,277	$2,646,326	$2,585,098	$5,231,424	$13,657,701
% of Total	61.7%	19.5%	18.9%	38.3%	100.0%

(1)	Amount excludes restricted cash of $127,400 and $305,200 at December 31, 2015 and September 30, 2015, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$937,830	$(56,313)	$33,662	$(22,651)	$915,179
Realized and unrealized gains (losses)	(1,042,593)	189,511	(256,950)	(67,439)	(1,110,032)
Hedge gains(1)	425,250	n/a	n/a	n/a	425,250
Total Return	$320,487	$133,198	$(223,288)	$(90,090)	$230,397
Beginning Capital Allocation	8,426,277	2,646,326	2,585,098	5,231,424	13,657,701
Return on Invested Capital for the Quarter(2)	3.8%	5.0%	(8.6)%	(1.7)%	1.7%

(1)	Excludes gains of approximately $197,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

-MORE-

Prepayments

For the fourth quarter of 2015, the Company received approximately $4.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 10.4% for the fourth quarter of 2015.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio
December 31, 2015	7.9	13.7	10.4
September 30, 2015	13.4	12.4	13.0
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5
December 31, 2014	4.3	15.0	8.1
September 30, 2014	7.9	18.5	12.3
June 30, 2014	4.1	17.0	8.6
March 31, 2014	3.9	16.0	9.8

Portfolio

The following tables summarize the MBS portfolio as of December 31, 2015 and 2014.

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2015
Fixed Rate MBS	$79,170	94.3%	4.26%	313	1-Sep-45	NA	NA	NA
Hybrid Adjustable Rate MBS	118	0.1%	4.00%	313	20-Jan-42	15.03	9.00%	1.00%
Total Mortgage-backed Pass-through	79,288	94.4%	4.26%	313	1-Sep-45	15.03	9.00%	1.00%
Interest-Only Securities	2,554	3.0%	3.10%	242	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,146	2.6%	6.12%	301	25-Apr-41	NA	6.53%	NA
Total Structured MBS	4,700	5.6%	4.48%	269	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$83,988	100.0%	4.27%	310	1-Sep-45	NA	NA	NA
December 31, 2014
Fixed Rate MBS	112,174	95.2%	4.30%	327	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	442	0.4%	4.00%	325	20-Jan-42	27.03	9.00%	1.00%
Total Mortgage-backed Pass-through	112,616	95.6%	4.30%	327	1-Dec-44	27.03	9.00%	1.00%
Interest-Only Securities	2,276	1.9%	3.11%	240	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,939	2.5%	6.35%	313	25-Apr-41	NA	0.80%	NA
Total Structured MBS	5,215	4.4%	4.94%	281	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$117,831	100.0%	4.33%	325	1-Dec-44	NA	NA	NA

-MORE-

($ in thousands)
	December 31, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$42,065	50.1%	$66,974	56.8%
Freddie Mac	40,928	48.7%	50,414	42.8%
Ginnie Mae	995	1.2%	443	0.4%
Total Portfolio	$83,988	100.0%	$117,831	100.0%

Entire Portfolio	December 31, 2015	December 31, 2014
Weighted Average Pass Through Purchase Price	$107.96	$107.95
Weighted Average Structured Purchase Price	$6.11	$5.98
Weighted Average Pass Through Current Price	$107.86	$108.53
Weighted Average Structured Current Price	$8.45	$9.08
Effective Duration (1)	2.326	2.663

(1)
Effective duration of 2.326 indicates that an interest rate increase of 1.0% would be expected to cause a 2.326% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2015.  An effective duration of 2.663 indicates that an interest rate increase of 1.0% would be expected to cause a 2.663% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2015, the Company had outstanding repurchase obligations of approximately $77.2 million with a net weighted average borrowing rate of 0.61%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $81.5 million.  At December 31, 2015, the Company’s liquidity was approximately $9.1 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2015.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$51,588	66.8%	0.54%	$1,690	17
South Street Securities, LLC	14,501	18.8%	0.73%	723	21
Citigroup Global Markets, Inc.	11,145	14.4%	0.74%	1,042	11
	$77,234	100.0%	0.61%	$3,455	17

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election.  As such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of December 31, 2015, such instruments were comprised entirely of Eurodollar futures contracts.

The table below presents information related to outstanding Eurodollar futures positions at December 31, 2015.

($ in thousands)
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$56,000	1.45%	0.98%	$(264)
2017	56,000	2.23%	1.59%	(362)
2018	56,000	2.65%	1.91%	(207)
Total / Weighted Average	$56,000	2.00%	1.41%	$(833)

($ in thousands)
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$26,000	1.77%	0.98%	$(205)
2017	26,000	2.49%	1.59%	(234)
2018	26,000	2.94%	1.91%	(134)
Total / Weighted Average	$26,000	2.29%	1.41%	$(573)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2015 was $5.54.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2015, the Company's stockholders’ equity was $68.5 million with 12,373,294 Class A Common shares outstanding.

-MORE-

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The year and quarter ended December 31, 2015 represent the end of an era of sorts for Bimini Capital.  Bimini was formed as an Agency REIT in late 2003 and operated as such since.  In 2005 we acquired an Alt-A loan originator in an effort to expand our revenue stream.  As most of you know, our timing was unfortunate, and we dealt with significant challenges in the mortgage and housing market.  Substantial losses followed.  Bimini has slowly and steadily recovered from that episode.  We launched Orchid Island Capital in early 2013 and now derive substantial revenue from Orchid in the form of management fees, overhead sharing costs and dividends.  These revenue streams – which for the most part flow to one of our taxable REIT subsidiaries, Bimini Advisors – have grown in relation to the traditional net interest income of Bimini’s MBS portfolio.  In fact, these revenue streams have grown to the point that, based on an independent valuation we had performed late last year, we no longer comply with one of the requirements for qualification as a REIT.  For this reason Bimini will no longer be a REIT for Federal income tax purposes, or at least for the next four years.  The flip side of this development is that Bimini can now operate outside of the income and asset tests necessary to maintain REIT status.  We expect to do that in a way that will allow us to take advantage of existing taxable NOLs.  These NOLs exist at both Bimini and our former mortgage company, currently called MortCo TRS.  Because Bimini is no longer a REIT, Bimini recorded a deferred tax asset associated with its NOLs.  MortCo has always had a deferred tax asset, but has also recorded a valuation allowance against the asset, resulting in a net value of zero.  The valuation allowance was recorded because MortCo no longer had any operations, and thus no ability to generate taxable income.

“We have analyzed and modeled potential outcomes with respect to our existing operations in an attempt to determine the best way to maximize our ability to harvest the taxable NOLs.  Based on this analysis, we have begun to take the following steps.  We will move the existing Agency MBS portfolio from Bimini to our former mortgage company, MortCo.  This will allow the net interest income and resulting taxable income to be applied to MortCo’s federal NOLs of approximately $261.3 million.  The external manager of Orchid, Bimini Advisors, was converted into an LLC for tax purposes. As a result, revenues and expenses of Bimini Advisors will be combined with the revenues and expenses of Bimini and, to the extent they result in net taxable income, be applied against Bimini’s approximately $21.3 million federal NOLs.  In all cases, by using the NOLs to offset any tax liability we generate, we can deploy the net income into MortCo’s portfolio.  This in turn will allow us to grow it over time, slowly increasing its income generating potential and accelerating the consumption of the NOLs. The NOLs of Bimini and MortCo begin to expire in 2028 and 2025, respectively.

Based on our analysis, we believe that, more likely than not, Bimini will be able to generate sufficient taxable income to consume all of its NOLs prior to their expiration and therefore did not record a valuation allowance against its deferred tax asset.  We performed similar analysis for MortCo and believe that, more likely than not, it will generate sufficient taxable income prior to the expiration of its NOLs to warrant removal of approximately 55% of the existing valuation allowance against its NOLs.  In sum, Bimini recorded an income tax benefit for the year of approximately $62.4 million, the result of establishing the Bimini deferred tax asset and the reduction of MortCo’s valuation allowance.  These figures are of course based on several assumptions, and therefore subject to revisions in the future if and when actual results differ from modeling forecasts.  In particular, there is no assurance that Bimini and MortCo will generate taxable income. Given the magnitude of the income tax benefit, this dominated our results of operations for the year and drove the significant increase in our book value.

“Going forward, we anticipate we will continue to operate an Agency MBS portfolio, now at MortCo, although with slightly more latitude to hedge and manage our risk now that we are no longer subject to the REIT rules.  We anticipate the portfolio will continue to be all Agency MBS, although we will be able to better utilize the securities within this universe. The process of migrating the MBS portfolio from Bimini to MortCo has already begun.  The second segment of our operations will be the management of Orchid and its MBS portfolio.  Bimini itself will generally become a holding company once its MBS portfolio is migrated to MortCo, with two 100% owned subsidiaries conducting their respective operations that we expect will benefit from the NOLs.”

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2015, and 2014, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2015 and 2014.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject to Change)

	December 31, 2015	December 31, 2014
ASSETS
Mortgage-backed securities	$83,988,399	$117,831,032
Cash equivalents and restricted cash	6,712,483	5,432,719
Investment in Orchid Island Capital, Inc.	13,852,707	12,810,728
Retained interests in securitizations	1,124,278	1,899,684
Accrued interest receivable	351,049	460,326
Deferred tax assets, net	64,832,242	1,900,064
Other assets	6,194,267	6,544,645
Total Assets	$177,055,425	$146,879,198

LIABILITIES AND EQUITY
Repurchase agreements	$77,234,249	$109,963,995
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	1,859,277	-
Other liabilities	2,617,399	908,994
Total Liabilities	108,515,365	137,677,429
Stockholders' equity	68,540,060	9,201,769
Total Liabilities and Equity	$177,055,425	$146,879,198
Class A Common Shares outstanding	12,373,294	12,324,391
Book value per share	$5.54	$0.75

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2015	2014(1)	2015	2014(1)
Interest income	$4,312,063	$34,438,486	$1,034,822	$13,168,245
Interest expense	(425,107)	(3,281,130)	(119,381)	(1,213,074)
Net interest income, before interest on junior subordinated notes	3,886,956	31,157,356	915,441	11,955,171
Interest expense on junior subordinated notes	(997,812)	(984,617)	(254,209)	(248,185)
Net interest income	2,889,144	30,172,739	661,232	11,706,986
(Losses) gains	(3,399,999)	1,159,337	(487,344)	(6,340,159)
Net portfolio (loss) income	(510,855)	31,332,076	173,888	5,366,827
Other income	6,947,289	3,882,151	3,516,817	1,282,344
Expenses	9,655,396	7,220,647	2,272,293	1,413,471
Net (loss) income before income tax benefit	(3,218,962)	27,993,580	1,418,412	5,235,700
Income tax (benefit) expense	(62,449,791)	(1,877,797)	(63,352,017)	177,278
Net income	59,230,829	29,871,377	64,770,429	5,058,422
Net income attributed to noncontrolling interests	-	22,126,533	-	3,359,433
Net income attributed to Bimini Capital stockholders	$59,230,829	$7,744,844	$64,770,429	$1,698,989

Basic and Diluted Net Income Per Share of:
CLASS A COMMON STOCK	$4.77	$0.63	$5.20	$(0.14)
CLASS B COMMON STOCK	$4.77	$0.63	$5.20	$(0.14)

(1)
The results of operations of Orchid Island Capital, Inc. (“Orchid”) were included for the year ended December 31, 2014 as a consolidated variable interest entity.  Thereafter, the results of operations of Orchid were deconsolidated because it no longer represented a variable interest entity.

-MORE-

	Consolidated
	Three Months Ended December 31,
Key Balance Sheet Metrics	2015	2014
Average MBS(1)	$103,550,981	$1,466,047,987
Average repurchase agreements(1)	95,455,776	1,442,905,440
Average equity(1)(2)	36,140,105	8,258,682

Key Performance Metrics
Average yield on MBS(3)	4.00%	3.59%
Average cost of funds(3)	0.50%	0.34%
Average economic cost of funds(4)	0.63%	0.38%
Average interest rate spread(5)	3.50%	3.25%
Average economic interest rate spread(6)	3.37%	3.21%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	Average stockholders’ equity for the three months ended December 31, 2014 excludes noncontrolling interests.
(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)
Represents interest cost of our borrowings and the effect of Eurodollar futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

-MORE-

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, March 22, 2016, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 74259618.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com